                                                                     EXHIBIT 2.3


RICHARD M. PACHULSKI, ESQ., (State Bar #90073)
JAMES I. STANG, ESQ., (State Bar #94435)
BRAD R. GODSHALL, ESQ., (State Bar #105438)
DEBRA GRASSGREEN, ESQ., (State Bar #169978)
RACHELLE S. VISCONTE, ESQ., (State Bar #182158)
PACHULSKI, STANG, ZIEHL & YOUNG P.C.
10100 Santa Monica Boulevard
Suite 1100
Los Angeles, California 90067
Telephone:  (310) 277-6910

Attorneys for Debtor
and Debtor in Possession



                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA



In re:

SIZZLER RESTAURANTS
INTERNATIONAL, INC., SIZZLER
INTERNATIONAL, INC., COLLINS
PROPERTIES, INC.,
TENLY ENTERPRISES, INC., and BUFFALO
RANCH STEAKHOUSES, INC.,
            Debtors.
_____________________________

   __ Affects all Debtors

   __ Affects SRI Only

   __ Affects SII Only

   XX Affects Collins Only
   --

   __ Affects Tenly Only

   __ Affects Buffalo Ranch Only



______________________________



      Case No. SV 96-16075-AG

      (Jointly administered with:
      Case Nos: SV 96 -16076-AG
                SV 96 -16077-AG
                SV 96 -16078-AG
                SV 96 -16079-AG)

      Chapter 11 cases

      COLLINS PROPERTIES, INC.'S
      AMENDED PLAN OF
      REORGANIZATION, AS MODIFIED


      Confirmation Hearing:
      --------------------

     Date:       June 2, 1997
     Time:       9:00 a.m.
     Place:      Courtroom 302
                 21041 Burbank Blvd.
                 Woodland Hills, CA
                 91367

                               TABLE OF CONTENTS

ARTICLE I -- DEFINITIONS ............................................    1
     A.   Definitions ...............................................    1
     B.   Rules of Interpretation, Computation of Time and
          Governing Law .............................................   11
          1.   Rules of Interpretation ..............................   11
          2.   Computation of Time ..................................   12
          3.   Governing Law ........................................   12

ARTICLE II -- ADMINISTRATIVE AND TAX CLAIMS .........................   12
     A.   Treatment of Administrative Claims ........................   12
          1.   Bar Date for Administrative Tax Claims ...............   13
          2.   Bar Date for All Other Administrative Claims .........   13
          3.   Payment of Administrative Claims,
               Administrative Tax Claims and Priority Tax
               Claims ...............................................   14
          4.   Statutory Fees .......................................   14

ARTICLE III -- CLASSIFICATION OF CLAIMS AND INTERESTS................   15
     A.   Nature of Class Designations...............................   15
     B.   Class Overview And Designation Of Impaired Classes
          Of Claims..................................................   15
          1.   Priority Non-Tax Claims ..............................   15
          2.   Secured Claims .......................................   16
          3.   General Unsecured Claims .............................   16
          4.   Damage Claims ........................................   16
          5.   Class 5:  The Affiliate Claims  ......................   16
          6.   Interests ............................................   16

ARTICLE IV -- DESIGNATION AND TREATMENT OF CLASSES OF CLAIMS.........   17
     A.   Treatment of Allowed Miscellaneous Secured Claims:
          Class 2(a), (b), (c) and (d)...............................   17
          1.   Subclasses ...........................................   17
          2.   Treatment of Mitsui Secured Claims - Class 2(a).......   17
          3.   Treatment of Matilla Secured Claim - Class 2(b).......   17
          4.   Treatment of ACG Secured Claims - Class 2(c)..........   17
     B.   Treatment of Unsecured Claims..............................   18
          1.   Class 1 - Priority Non-Tax Claims ....................   18
          2.   Class 3 - General Unsecured Claims....................   18
          3.   Class 4 - Damage Claims...............................   19
          4.   Class 5 - Affiliate Claims............................   19
     C.   Treatment Of Interests.....................................   19

ARTICLE V -- TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED
     LEASES..........................................................   20
     A.   Assumption.................................................   20
     B.   Rejection .................................................   21
     C.   Claims Arising From Rejection of Contracts.................   21

ARTICLE VI -- MEANS FOR IMPLEMENTATION OF PLAN ......................   22
     A.   Distributions and Plan Funding ............................   22
          1.   Source of Plan Funding ...............................   22
          2.   The ADR ..............................................   22
          3.   Rounding of Amounts ..................................   22
          4.   Name and Address of Holder ...........................   23
          5.   Corporate Governance/Retiree Benefits ................   23
          6.   Disputed Claims Reserves .............................   23
          7.   Unclaimed Property ...................................   26
          8.   De Minimis Distributions/Return of
               Undistributed Funds ..................................   26
     B.   Services by and Fees for Professionals.....................   27
          1.   Services by Professionals and Certain Parties
               after the Effective Date .............................   27
          2.   Fees for Professionals................................   27
     C.   Litigation.................................................   28
     D.   Dissolution Of The Committee ..............................   28

ARTICLE VII -- MODIFICATION..........................................   28

ARTICLE VIII -- EFFECT OF CONFIRMATION...............................   29
     A.   Binding Effect of Confirmation.............................   29
     C.   No Limitations on Effect of Confirmation...................   29
     D.   Continuation of ADR........................................   29
     E.   Discharge of Claims and Termination of Interests...........   30
     F.   Judicial Determination of Discharge........................   30
     G.   Injunction.................................................   30

ARTICLE IX -- SUCCESSORS AND ASSIGNS.................................   31

ARTICLE X -- RETENTION OF JURISDICTION...............................   31

ARTICLE XI -- MISCELLANEOUS..........................................   32
     A.   Exculpation................................................   32
     B.   Severability...............................................   33
     C.   Withdrawal or Revocation of the Plan.......................   33
     D.   Headings...................................................   33
     E.   Successors and Assigns.....................................   34
     F.   Statutory Fees.............................................   34

ARTICLE XII -- CONFIRMATION REQUEST..................................   35

  Collins Properties, Inc., a Delaware corporation, debtor and debtor in possession herein, hereby proposes the following Amended Plan of Reorganization pursuant to (S) 1121 of the Bankruptcy Code:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------
A.  DEFINITIONS
    -----------
    The following definitions will apply with respect to this Amended Plan and the Amended Disclosure Statement.

    1.  "ACG SECURED CLAIMS". The Allowed Secured Claims of ACG Construction,
         ------------------
Inc., in an amount to be subsequently determined by the Bankruptcy Court.

    2.  "ADMINISTRATIVE AND PRIORITY CLAIMS RESERVE".  The Administrative and
         ------------------------------------------
Priority Claim Reserve of the Debtor for Disputed Administrative and Priority Claims and projected and actual Administrative Claims which have not been Allowed by the Bankruptcy Court.

    3.  "ADMINISTRATIVE CLAIM". A Claim for payment of an administrative expense
        --------------------
of a kind specified in (S) 503(b) of the Bankruptcy Code and referred to in (S) 507(a)(1) of the Bankruptcy Code, including, without limitation, the actual, necessary costs and expenses of preserving the estate and operating the business of the Debtor, including wages, salaries, and commissions for services rendered after the commencement of the Case, obligations for goods and services procured after the commencement of the Case, compensation for legal and other services and reimbursement of expenses awarded under (S)(S) 328, 330(a), 331 of the Bankruptcy Code and all fees and charges assessed against the Estate under Chapter 123 of title 28 of the United States Code.

    4.  "ADMINISTRATIVE TAX CLAIM". An Unsecured Claim by a governmental unit
         ------------------------
for taxes (and for interest or penalties related to such taxes) for the period of any tax year which occurs or falls within the period from and including the Petition Date through and including the Effective Date.

    5.  "ADR". The Alternative Dispute Resolution Procedure which will be
         ---
implemented prior to the Effective Date for the liquidation of Damage Claims. The ADR will provide an orderly mechanism for the settlement, mediation or arbitration of Damage Claims and, in some instances, the payment of Damage Claims without further order of the Bankruptcy Court.

    6.  "AFFILIATE". The Affiliated Debtors and all other direct or indirect
         ---------
wholly or partially owned subsidiaries of SII.

    7.  "AFFILIATE CLAIM". Any Claim held by an Affiliate against Debtor.
         ---------------

    8.  "AFFILIATED DEBTORS". The Debtor, together with Buffalo Ranch, SRI, SII
         ------------------
and Tenly, all of which are debtors in related chapter 11 cases.

    9.  "ALLOWED". When used in respect of a Claim or Interest or group of
         -------
Claims or Interests, means --

       (a) if no proof of Claim or Interest has been timely filed, such amount of the Claim or Interest or group of Claims or Interests which has been scheduled by the Debtor as liquidated in amount and not disputed or contingent and as to which no party in interest has filed an objection within the time required under this Amended Plan or otherwise fixed by the Bankruptcy Court and which Claim or Interest is not disallowed under (S)(S) 502(d) or (e) of the Bankruptcy Code; or

       (b) if a proof of Claim or Interest has been filed by the Claims Bar
Date or is deemed timely filed by the Bankruptcy Court, such amount of the Claim or Interest or group of Claims or Interests as to which any party in interest has not filed an objection within the time required under this Amended Plan or otherwise fixed by the Bankruptcy Court and which Claim or Interest is not disallowed under (S)(S) 502(d) or (e) of the Bankruptcy Code; or

       (c) such amount of the Claim or Interest or group of Claims or Interests which is Allowed by a Final Order of the Bankruptcy Court; or

       (d) such amount of the Claim or Interest or group of Claims or Interests which is Allowed under this Amended Plan.

  10.  "ALLOWED CLAIM".  A Claim which is Allowed.
        -------------

  11.  "ALLOWED CLASS ... CLAIM".  An Allowed Claim in the particular Class
        -----------------------
described.

  12.  "ALLOWED INTEREST".  An Interest which is Allowed.
        ----------------

  13.  "ASSETS".  All assets of the Estate including "property of the estate" as
        ------
described in (S) 541 of the Bankruptcy Code.

  14.  "ASSIGNED PROPERTIES".  The Las Vegas Lease and Debtor's parcels of
        -------------------
California real property located at 1323 N. Highland Avenue, Hollywood; 710 S. Western Avenue, Los Angeles; 665 San Pablo Avenue, Albany; 372 Gelert Avenue, Daly City; 1353 Willow Pass Road, Concord.

  15.  "AVOIDANCE ACTIONS".  All avoiding powers, and all rights and remedies
        -----------------
under, relating to, or similar to Bankruptcy Code (S)(S) 544, 545, 547, 548, 549 or 551, or any fraudulent conveyance, fraudulent transfer or preference laws.

  16.  "BANKRUPTCY CODE".  The Bankruptcy Code, as codified in
        ---------------
title 11 of the United States Code, 11 U.S.C. (S) 101 et seq., including all amendments thereto, to the extent such amendments are applicable to the Case.

  17.  "BANKRUPTCY COURT".  The United States Bankruptcy Court for the Central
        ----------------
District of California.

  18.  "BANKRUPTCY RULES".  The Federal Rules of Bankruptcy Procedure as now in
        ----------------
effect or hereafter amended and applicable to the Case.

  19.  "BUFFALO RANCH".  Buffalo Ranch Steakhouses, Inc., a California
        -------------
corporation, an affiliate of the Debtor and a debtor in a related chapter 11 case also filed on June 2, 1996.

  20.  "BUSINESS DAY".  Any day other than a Saturday, Sunday or a legal holiday
        ------------
(as defined in Bankruptcy Rule 9006(a)).

  21.  "CASE".  The case under Chapter 11 of the Bankruptcy Code commenced by
        ----
the Debtor on June 2, 1996, pending in the Bankruptcy Court and bearing Case No. SV 96-16077-AG.

  22.  "CASH".  Cash or cash equivalents including, but not limited to, bank
        ----
deposits, checks or other similar items.

  23.  "CFI".  Collins Food International, Pty Ltd., a Nevada corporation and
        ----
Debtor's parent corporation.


  24.  "CLAIM".  (a) Any right to payment from the Debtor, whether or not such
        -----
right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

  25.  "CLAIMS BAR DATE".  The date by which a proof of a Claim or Interest was
        ---------------
or is required to be filed. This date was previously determined by the Bankruptcy Court for most Claims or Interests to be October 15, 1996, and October 22, 1996 for Claims dated prior to October 15, 1996 and received by the
                                                            ---
Bankruptcy Court by October 22, 1996, other than with respect to executory contracts or unexpired leases for which an order rejecting such contract or lease is entered after September 15, 1996, and certain tax Claims.

  26.  "CLASS".  A class of Claims or Interests described in Article III of this
        -----
Amended Plan.

  27.  "COMMITTEE".  The Official Committee of Creditors Holding Unsecured
        ---------
Claims appointed in the Case by the U.S. Trustee pursuant to (S) 1102 of the Bankruptcy Code.

  28.  "CONFIRMATION".  The entry of the Order by the Bankruptcy Court
        ------------
confirming this Amended Plan pursuant to (S) 1129 of the Bankruptcy Code.

  29.  "CONFIRMATION DATE".  The date upon which the Bankruptcy Court enters an
        -----------------
order confirming this Amended Plan pursuant to (S) 1129 of the Bankruptcy Code.

  30.  "CONFIRMATION ORDER".  The order of the Bankruptcy Court confirming this
        ------------------
Amended Plan pursuant to (S) 1129 of the Bankruptcy Code.

  31.  "COVERAGE".  Any insurance coverage provided by an unrelated third-party
        --------
that is available for the payment of Damage Claims.

  32.  "CREDITOR".  The Holder of a Claim against the Debtor.
        --------

  33.  "DAMAGE CLAIM".  A Claim for personal injury or property damage allegedly
        ------------
caused by the tortious acts of the Debtor or its agents.

  34.  "DEBTOR OR CPI".  Collins Properties, Inc., a Delaware corporation
        -------------
whether, as debtor or as debtor in possession, prior to the commencement of the Case, during the pendency of the Case or following the Effective Date.

  35.  "DISCLOSURE STATEMENT".  The "Disclosure Statement in Support of Debtor's
        --------------------
Amended Plan of Reorganization" filed by the Debtor in support of this Amended Plan which has been approved by the Bankruptcy Court, and any and all amendments and exhibits to the Disclosure Statement. A copy of the Disclosure Statement is being distributed concurrently to Holders of Claims and Interests entitled to vote on this Amended Plan.

  36.  "DISPUTED CLAIM".  A Claim or Interest as to which a proof of Claim or
        ---------------
Interest has been filed or is deemed to have been filed under applicable law or an Administrative Claim, as to which an objection has been or is filed by the Committee, the Debtor, or any other party in interest in accordance with this Amended Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Local Rules, which objection has not been withdrawn or determined by a Final Order. Prior to the time that an objection has been or is filed, for the purposes of this Amended Plan, a Claim or Interest may be considered a Disputed Claim to the extent that: (i) the amount of a Claim or Interest specified in a proof of claim exceeds the amount of any corresponding Claim scheduled by the Debtor in the Schedules; (ii) any corresponding Claim scheduled by the Debtor in the Schedules has been scheduled as disputed, contingent or unliquidated, irrespective of the amount scheduled; or (iii) no corresponding Claim has been scheduled by the Debtor in the Schedules.

  37.  "DISPUTED CLAIMS RESERVE".  An account or accounts in which the Debtor is
        -----------------------
to hold payments set aside for Disputed Claims, in accordance and to the extent set forth in this Amended Plan.

  38.  "DISTRIBUTION".  Any transfer under this Amended Plan of Cash or other
        ------------
property or instruments to either a Holder of an Administrative Claim or a Holder of an Allowed Claim.

  39.  "EFFECTIVE DATE".  The date, up to one year after the date the
        --------------
Confirmation Order becomes a Final Order, upon which this Amended Plan becomes effective; provided, however, that the Debtor may waive the requirement of finality, or may elect, in its sole and exclusive discretion, to shorten the period between Confirmation and the Effective Date, in which event the Effective Date will be the date specified in a written Notice of Effective Date, filed by the Debtor with the Bankruptcy Court and served upon all Creditors and parties in interest.

  40.  "EQUITY SECURITY".  A share in the Debtor, whether or not transferable or
        ---------------
denominated "stock," and any warrant or right to purchase, sell, or subscribe to such share.

  41.  "ESTATE".  The estate in the Case created pursuant to (S) 541(a) of the
        ------
Bankruptcy Code.

  42.  "FINAL ORDER".  An order, decree or judgment of the Bankruptcy Court, the
        -----------
operation or effect of which has not been reversed, stayed, modified or amended, and as to which order, decree or judgment (or any revision, modification or amendment thereof), the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing has been taken or is pending.

  43.  "GENERAL UNSECURED CLAIM" OR "UNSECURED CLAIM".  Any Claim against the
        --------------------------------------------
Debtor, however arising, e.g., from providing goods or services or from the
                         ----
rejection of an executory contract or an unexpired lease, which is not an Administrative Claim, Priority Tax Claim, Priority Non-Tax Claim, Affiliate Claim, Damage Claim, or Secured Claim.

  44.  "HOLDER".  The holder of a Claim against or Interest in the Debtor.
        ------

  45.  "INTEREST".  An Equity Security of the Debtor.
        --------

  46.  "LAS VEGAS LEASE".  Debtor's real property lease relating to 3535 South
        ---------------
Rainbow Boulevard, Las Vegas, Nevada.

  47.  "LITIGATION".  Any and all claims, demands, rights, defenses, actions,
        ----------
causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets, powers, privileges, licenses and franchises of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising prior to, on or after the Petition Date, in contract or in tort, at law or in equity, or under any other theory of law, of the Debtor or its Estate, including but not limited to (i) rights of setoff, counterclaim, or recoupment, and claims on contracts or for breaches of duties imposed by law, (ii) the right to object to Claims or Interests, (iii) claims pursuant to Bankruptcy Code (S)(S) 362, (iv) such claims and defenses as fraud, mistake, duress and usury and (v) all Avoidance Actions.

  48.  "LOCAL RULES".  The Local Bankruptcy Rules for the United States
        -----------
Bankruptcy Court for the Central District of California, as now in effect or hereafter amended.

  49.  "MATILLA SECURED CLAIM".  The Allowed Secured Claim of Matilla
        ---------------------
Contracting, Inc.

  50.  "MITSUI SECURED CLAIMS".  The Allowed Secured Claims of Mitsui Bank.
        ---------------------

  51.  "PERSON".  An individual, partnership, corporation, an association, a
        ------
joint stock company, a joint venture, an estate, a trust, an unincorporated organization, or any government or other political subdivision thereof or other entity.

  52.  "PETITION DATE".  June 2, 1996.
        -------------

  53.  "PLAN".  This Amended Plan of Reorganization, including any amendments
        ----
and modifications to this Amended Plan.

  54.  "POLICIES".  The Debtor's insurance policies that provide Coverage for
        --------
acts that occurred prior to the Petition Date.

  55.  "PRIORITY NON-TAX CLAIM".  A Claim against the Debtor that is not a
        ----------------------
Secured Claim and is specified as having priority in (S)(S) 507(a)(3), 507(a)(4), 507(a)(5), and 507(a)(6) of the Bankruptcy Code, respectively.

  56.  "PRIORITY TAX CLAIM".  A Claim entitled to priority under (S) 507(a)(8)
        ------------------
of the Bankruptcy Code.

  57.  "PRO RATA".  With respect to a particular Class of Claims or Interests,
        --------
the ratio that the amount of a particular Allowed Claim or Allowed Interest in the Class bears to the total amount of Allowed Claims or Allowed Interests in the Class.

  58.  "REFERENCE RATE".  The rate announced by Bank of America National Trust
       ----------------
and Savings Association from time to time as its

"reference", "base" or "prime" lending rate or, if the Bank of America fails to announce a "reference rate" or "base rate," the "reference rate" or "prime rate" as articulated by three of the money center banks as published in the Wall Street Journal from time to time.

  59.  "SCHEDULES".  The Debtor's Schedules of Assets and Liabilities, filed on
        ---------
or about July 9, 1996, as amended from time to time.

  60.  "SECURED CLAIM".  Any Claim that is secured by a lien on property in
        -------------
which the Estate has an interest or that is subject to setoff under (S) 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to (S) 506(a) of the Bankruptcy Code.

  61.  "SII".  Sizzler International, Inc., a Delaware corporation, the Debtor's
        ---
indirect parent and a debtor in a related chapter 11 case also filed on June 2, 1996.

  62.  "SRI".  Sizzler Restaurants International, Inc., a Delaware corporation,
        ---
the Debtor's affiliate and a debtor in a related chapter 11 case also filed on June 2, 1996.

  63.  "TENLY".  Tenly Enterprises, Inc., a Pennsylvania corporation, an
        -----
affiliate of the Debtor and a debtor in a related chapter 11 case also filed on June 2, 1996.

  64.  "U.S. TRUSTEE".  The United States Trustee, or her representative.
        ------------

  65.  "UNCLAIMED PROPERTY".  Any funds or property distributed to Creditors or
        ------------------
Holders of Interests (together with any interest earned thereon) which are unclaimed as of one hundred eighty (180) days after the Distribution. Unclaimed Property will include, without limitation, cash, checks, and any other property which is to be distributed pursuant to this Amended Plan which has been returned as undeliverable without a proper forwarding address, or which was not mailed or delivered because of the absence of a proper address to which to mail or deliver such property.

B.   RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW
     --------------------------------------------------------------

  1.   RULES OF INTERPRETATION.  For purposes of this Amended Plan:  (a)
       -----------------------
whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) any reference in this Amended Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such agreement or document will be substantially in such form or substantially on such terms and conditions; (c) any reference in this Amended Plan to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references in this Amended Plan to sections, articles and exhibits are references to sections, articles and exhibits of or to this Amended Plan; (e) the words "herein" and "hereto" refer to this Amended Plan in its entirety rather than to a particular portion of this Amended Plan; (f) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of, or to affect, the interpretation of this Amended Plan; (g) "after notice and a hearing," or a similar phrase has the meaning ascribed in Bankruptcy Code (S) 102; (h) "includes" and "including" are not limiting; (i) "may not" is prohibitive, and not permissive; (j) "or" is not exclusive; and (k) United States Trustee includes a designee of the United States Trustee.

  2.   COMPUTATION OF TIME.  In computing any period of time prescribed or
       -------------------
Allowed by this Amended Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

  3.   GOVERNING LAW.  Except to the extent that the Bankruptcy Code, Bankruptcy
       -------------
Rules or Local Rules are applicable, and subject to the provisions of any contract, note, deed of trust, security agreement, instrument, release or other agreement or document entered into in connection with this Amended Plan, the rights and obligations arising under this Amended Plan will be governed by, and construed and enforced in accordance with, the laws of the State of California without giving effect to the principles of conflict of laws thereof to the same extent that a valid and binding contract to be governed by, construed, and enforced in accordance with the laws of the State of California without giving effect to the principles of conflict of laws thereof would be so governed, construed, and enforced.

                                   ARTICLE II

                         ADMINISTRATIVE AND TAX CLAIMS
                         -----------------------------

A.     TREATMENT OF ADMINISTRATIVE CLAIMS.
       ----------------------------------
       Notwithstanding the following, the Holder of an Administrative Claim and the Debtor may agree to less favorable treatment of the Administrative Claim.

  1.   BAR DATE FOR ADMINISTRATIVE TAX CLAIMS.  All requests for payment of
       --------------------------------------
Administrative Tax Claims and for which no earlier bar date has been or is established outside of this Amended Plan, such as may be established by requesting an expedited audit under Bankruptcy Code (S) 505, must be filed on or before the later of (i) sixty (60) days following the Effective Date; and (ii) sixty (60) days following the filing of any required tax return for such taxes for such year or period with the applicable governmental unit. Any Holder of any Administrative Tax Claim that is required to file a request for payment of such taxes and does not file such a request by the applicable bar date will be forever barred from asserting any such Administrative Tax Claim against the Debtor, whether any such Administrative Tax Claim is deemed to arise prior to, on, or subsequent to the Effective Date.

  2.   BAR DATE FOR ALL OTHER ADMINISTRATIVE CLAIMS.  Requests for payment of
       --------------------------------------------
Administrative Claims (other than Administrative Tax Claims and statutory fees as described below) must be filed and served on the Debtor, the Creditors' Committee, and the U.S. Trustee no later than sixty (60) days after the Effective Date. Professionals or other entities requesting compensation or reimbursement of expenses pursuant to Bankruptcy Code (S)(S) 327, 328, 330, 331, 503(b) and 1103 for services rendered prior to the Effective Date will file and serve on all parties entitled to notice thereof, an application for final allowance of compensation and reimbursement of expenses no later than ninety
(90) days after the Effective Date. All such requests for payment of Administrative Claims and applications for final allowance of compensation and reimbursement of expenses will be subject to the authorization and approval of the Bankruptcy Court. Holders of Administrative Claims (including, without limitation, professionals) requesting compensation or reimbursement of expenses that do not file such requests by the applicable bar date will be forever barred from asserting such claims against the Debtor, Estate, or its property. The Debtor shall have one hundred twenty (120) days from the date an Administrative Claim is filed to bring an objection to such Claim.

  3.   PAYMENT OF ADMINISTRATIVE CLAIMS, ADMINISTRATIVE TAX CLAIMS AND PRIORITY
       ------------------------------------------------------------------------
TAX CLAIMS.  Subject to the bar dates and other provisions set forth above, each
----------
Holder of an unpaid Administrative Claim, Priority Tax Claim or Administrative Tax Claim will receive Cash equal to the Allowed amount of such Claim, on the later of (i) the Effective Date, (ii) the date such Claim would be payable in the ordinary course of business, (iii) one hundred twenty (120) days from the date the Claim is filed, and (iv) if a timely objection is made, the date such Claim becomes an Allowed Claim. If the Claim is disputed or subject to Bankruptcy Court approval, the payment will be made on the first date on which there is a Final Order awarding such Claim.

  4.   STATUTORY FEES.  On or as soon as practicable after the Effective Date,
       --------------
all Holders of Administrative Claims for fees payable pursuant to (S) 1930 of title 28 of the United States Code, 28 U.S.C. (S) 1930, will receive Cash in the amount of such Administrative Claim. Post-confirmation fees due pursuant to 28 U.S.C. (S) 1930, if any, will be paid as and when due, until the Case is closed.

                                  ARTICLE III

                     CLASSIFICATION OF CLAIMS AND INTERESTS
                     --------------------------------------

A.   NATURE OF CLASS DESIGNATIONS
     ----------------------------

     The following is a designation of the Classes of Claims and Interests under this Amended Plan. Administrative Claims, Administrative Tax Claims and Priority Tax Claims have not been classified and are excluded from the following Classes in accordance with Bankruptcy Code (S) 1123(a)(1). A Claim or Interest will be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and, unless otherwise provided in this Amended Plan, will be deemed classified in a different Class to the extent that any remainder of the Claim or Interest qualifies within the description of such different Class. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied before the Effective Date.
Notwithstanding the following descriptions of the treatment of Claims, Interests, and Classes, the Holder of a Claim or Interest which is not an Allowed Claim or Allowed Interest may not vote upon or receive a Distribution under this Amended Plan in respect to such Claims or Interests.

B.   CLASS OVERVIEW AND DESIGNATION OF CLASSES OF CLAIMS.
     ---------------------------------------------------
  This Amended Plan contains the following Classes of Claims or Interests:

  1.   PRIORITY NON-TAX CLAIMS.  Class 1:  Claims against the Debtor that are
       -----------------------
not Secured Claims and are specified as having priority in (S)(S) 507(a)(3), 507(a)(4), 507(a)(5), and 507(a)(6) of
the Bankruptcy Code, respectively, referred to and defined as Priority Non-Tax Claims. Priority Non-Tax Claims are unimpaired under the Amended Plan.

  2.   SECURED CLAIMS.  Class 2:  Secured Claims, if any, against the Debtor,
       --------------
with each Secured Claim being deemed a separate subclass of Class 2. The Debtor believes that the only Secured Claims against the Debtor are the Mitsui Secured Claims, the Matilla Secured Claim, the ACG Secured Claims, and various Secured Claims relating to real property taxes. The Mitsui Secured Claims are deemed to be in Class 2(a). The Matilla Secured Claim is deemed to be in Class 2(b). The ACG Secured Claims are deemed to be in Class 2(c). All Secured Claims relating to real property taxes are deemed to be in Class 2(d). Secured Claims are unimpaired under the Amended Plan.

  3.   GENERAL UNSECURED CLAIMS.  Class 3:  All Claims against the Debtor that
       ------------------------
are not included in any other Class. Class 3 General Unsecured Claims are unimpaired under the Amended Plan.

  4.   DAMAGE CLAIMS.  Class 4:  All Class 4 Damage Claims but only to the
       -------------
extent that such claims are to be paid from the Coverage. To the extent that all or a portion of a Damage Claim is not covered by the Policies, then such uncovered portion of the Damage Claim will be treated as a Class 3 Claim. Damage Claims are impaired under this Amended Plan.

  5.   CLASS 5:  THE AFFILIATE CLAIMS.  Affiliate Claims are impaired under this
       ------------------------------
Amended Plan.

  6.   INTERESTS.  Class 6:  Interests in the Debtor.  Interests are unimpaired
       ---------
under the Amended Plan.

                                  ARTICLE IV

                 DESIGNATION AND TREATMENT OF CLASSES OF CLAIMS
                 ----------------------------------------------

A.   TREATMENT OF ALLOWED MISCELLANEOUS SECURED CLAIMS: CLASS 2(a), (b),
     -------------------------------------------------------------------
     (c) AND (d).
     -----------
  Class 2 Claims are unimpaired under this Amended Plan.

  1.   SUBCLASSES.  Each Allowed Class 2 Claim will be in its own subclass.
       ----------
Each such Claim in this Class will be treated as being in a separate Class for voting purposes.

  2.   TREATMENT OF MITSUI SECURED CLAIMS - CLASS 2(a).  Debtor shall cure any
       -----------------------------------------------
default that occurred prior to the Effective Date under applicable law or under the instruments establishing the Mitsui Secured Claims. Upon such cure, the original maturity of the Mitsui Secured Claims shall be reinstated as such maturity existed before any default by Debtor with respect to the Mitsui Secured Claims. Except as so provided above, the Amended Plan leaves unaltered the legal, equitable and contractual rights to which the Mitsui Secured Claims entitle the Holder of such Claims.

  3.   TREATMENT OF MATILLA SECURED CLAIM - CLASS 2(b).  The Matilla Secured
       -----------------------------------------------
Claim is disputed in amount. The Matilla Secured Claim shall be paid in full on the first day following a Final Order determining the Allowed amount of such Secured Claim.

  4.   TREATMENT OF ACG SECURED CLAIMS - CLASS 2(c).  The ACG Secured Claims are
       --------------------------------------------
disputed in amount. The ACG Secured Claims shall be satisfied from a fund of $23,000 set aside by Debtor on the Effective Date. The ACG Secured Claim shall be paid in full from this fund on the first day following a Final Order determining the Allowed amount of such Secured Claim.

  5.  TREATMENT OF SECURED CLAIMS RELATING TO REAL PROPERTY TAXES.  Debtor shall
      -----------------------------------------------------------
satisfy in full all Secured Claims relating to real property taxes on the Effective Date of the Amended Plan. Such Secured Claims shall accrue interest through the Effective Date at the rate permitted by applicable non-bankruptcy law.

B.   TREATMENT OF UNSECURED CLAIMS.
     -----------------------------

  1.   CLASS 1 - PRIORITY NON-TAX CLAIMS.  Class 1 Claims are unimpaired under
       ---------------------------------
this Amended Plan. Unless an Allowed Class 1 Claim Holder and the Debtor agree to less favorable treatment, a Holder of a Class 1 Claim will receive the amount of its Allowed Claim on the later of the Effective Date or the first date on which there is a Final Order providing that such Claim is Allowed. The Allowed amount of Class 1 Claims shall include interest at the rate of five percent (5%) accruing subsequent to the Petition Date through the Effective Date. To the extent a Class 1 Claim is a Disputed Claim and therefore is not paid on the Effective Date, but subsequently becomes an Allowed Claim, such Allowed Claim shall accrue interest from the Effective Date at the Reference Rate plus one percent (1%).

  2.   CLASS 3 - GENERAL UNSECURED CLAIMS.  Class 3 Claims are unimpaired under
       ----------------------------------
this Amended Plan. Unless an Allowed Class 3 Claim Holder and the Debtor agree to less favorable treatment, a Holder of a Class 3 Claim will receive the amount of its Allowed Claim on the later of the Effective Date or the first date on which there is a Final Order providing that such Claim is Allowed. The Allowed amount of Class 3 Claims shall include interest at the rate of five percent (5%) accruing subsequent to the Petition Date through the Effective Date. To the extent a Class 3 Claim is a

Disputed Claim and therefore is not paid on the Effective Date, but subsequently becomes an Allowed Claim, such Allowed Claim shall accrue interest from the Effective Date at the Reference Rate plus one percent (1%).

  3.   CLASS 4 - DAMAGE CLAIMS.  Class 4 Claims are impaired under this Amended
       -----------------------
Plan.

       a.   LIQUIDATION.  Class 4 Damage Claims will be subjected to the ADR
            -----------
process, either prior to or after the Effective Date which is designed to produce a settlement with respect to such Damage Claim. If unsuccessful, the Holder of a Damage Claim may obtain relief from the Bankruptcy Court to pursue the Damage Claim in an appropriate non-bankruptcy forum.

       b.   PAYMENT.  In accordance with the procedures to be implemented
            -------
through the ADR, if a Damage Claim becomes an Allowed Claim, it will be paid first from third party sources, including any applicable Coverage from which Holders of Damage Claims may be entitled to recover all or part of the Allowed amount of their Claims. To the extent that the Coverage ultimately proves insufficient, any deficiency will receive treatment as a Class 3 General Unsecured Claim.

  4.   CLASS 5 - AFFILIATE CLAIMS.  The Holders of Class 5 Claims shall take
       --------------------------
nothing under the Amended Plan.

C.   TREATMENT OF INTERESTS.
     ----------------------
  Interests are unimpaired under Amended Plan. CFI shall retain its Interest in Debtor under this Amended Plan.

                                   ARTICLE V

                        TREATMENT OF EXECUTORY CONTRACTS

                              AND UNEXPIRED LEASES
                              --------------------
A.     ASSUMPTION.
       ----------
       The unexpired leases and subleases in respect of the addresses listed on Exhibit "A" to this Amended Plan, as well as Debtor's Las Vegas Lease, shall be assumed as of the Effective Date and the amount, if any, which is necessary to cure defaults (if any) under such unexpired leases pursuant to Bankruptcy Code
(S) 365 shall be as set forth on Exhibit "A". Any reference to a real property location on Exhibit "A" shall be deemed to include an assumption of all leases and subleases relating to such location. The assumption of any executory contract and unexpired lease shall be deemed to include an assumption of such lease or contract as such lease or contract may have been amended or modified at any time. Debtor reserves the right to amend Exhibit "A". The Confirmation Order shall constitute an order of the Bankruptcy Court (a) approving the assumption of the executory contracts and unexpired leases listed on Exhibit "A" to this Amended Plan and (b) fixing the "cure" amount with respect to any defaults by Debtor under such contracts prior to Confirmation. In the event that the non-debtor party to an assumed executory contract or unexpired lease does not timely object, the Confirmation Order shall be binding on such Person as to the amount of any default under such contract or lease. Any monetary amounts found by the Court to be in default shall be satisfied, pursuant to (S) 365(b) of the Bankruptcy Code, by payment by Debtor of the default amount in Cash not later than thirty (30) days following the Effective Date. In the event of any dispute concerning any conditions to assumption of an executory contract or unexpired lease established by (S) 365 of the Bankruptcy Code, the cure payments required by the Bankruptcy Code shall be made only following the entry of a Final Order resolving the dispute.

B.     REJECTION.
       ---------
       Except as otherwise provided herein, on the Effective Date, all executory contracts and leases to which the Debtor or the Estate was a party on or prior to Confirmation, and which have not been assumed by the Debtor or assumed and assigned to a third party pursuant to Bankruptcy Code (S) 365, will be rejected pursuant to Bankruptcy Code (S)(S) 365 and 1123, to the extent, if any, that such contract or lease constitutes an executory contract or unexpired lease, and without conceding that such contracts or leases constitute executory contracts
or unexpired leases or that the Debtor has any liability thereunder.   The
Confirmation Order will constitute an order of the Bankruptcy Court approving all such rejections, pursuant to Bankruptcy Code (S) 365, as of the date of Confirmation.

C.     CLAIMS ARISING FROM REJECTION OF CONTRACTS.
       ------------------------------------------

       Any Claim for damages arising from the rejection hereunder or under Bankruptcy Code (S) 365 of an executory contract or unexpired lease of the Debtor that has not been assumed pursuant to a prior order of the Bankruptcy Court, pursuant to this Amended Plan or under Bankruptcy Code (S) 365: (1) will be determined and allowed or disallowed under Bankruptcy Code (S) 502(g), and, to the extent Allowed, will be classified in the appropriate Class; and (2) will be unenforceable against the Debtor, the Disbursing Agent or the Estate and their respective property and will be forever barred from receiving any Distribution under this Amended Plan unless a proof of such Claim is filed prior to the later of (1) the Claims Bar Date and (2) the first business day that is thirty (30) days after rejection of a contract or lease. Notwithstanding the rejection of any executory contract or unexpired lease at any time during this Case, the Debtor, reserves all rights and defenses which the Debtor or Estate may have or have had against the parties to such contracts and leases.

                                   ARTICLE VI

                    MEANS FOR IMPLEMENTATION OF AMENDED PLAN
                    ----------------------------------------

A.   DISTRIBUTIONS AND AMENDED PLAN FUNDING.
     --------------------------------------

     1.   SOURCE OF AMENDED PLAN FUNDING.  Such funding as may be necessary to
          ------------------------------
fully execute this Amended Plan will be provided from the Debtor's available Cash on the Effective Date, the liquidation of certain of Debtor's assets and, for Class 4 Claims only, the Coverage.

     2.   THE ADR.  The Debtor, together with SRI, SII, Buffalo Ranch and Tenly,
          -------
has or will request that the Court establish the ADR for the liquidation and payment of Damage Claims. The ADR will be implemented during the Case but will continue after Confirmation. It is anticipated that, under the ADR, each Damage Claim will be subjected to a process designed to produce a settlement with respect to such Claim. If unsuccessful, the Holder of a Damage Claim may then obtain relief from the Bankruptcy Court to pursue the Claim in an appropriate non-bankruptcy forum.

     3.   ROUNDING OF AMOUNTS.   Notwithstanding anything to the contrary in
          -------------------    -------------------------------------------
this Amended Plan, any Person responsible for Distribution of funds under this
-----------------
Amended Plan or any Amended Plan
agreement may round all amounts for Distributions of Cash hereunder to Holders of Allowed Claims or Administrative Claims to the nearest whole dollar amount.

  4.   NAME AND ADDRESS OF HOLDER.  For purposes of all Distributions under this
       --------------------------
Amended Plan or any Amended Plan Agreement, the Debtor or other Person responsible for such Distributions will be entitled to rely on the name and address of the Holder of each Allowed Claim or Interest as shown on any timely filed proof of Claim and, if none, as shown on Debtor's schedules, except to the extent that the payor first receives adequate written notice of a transfer or change of address, properly executed by the Holder or its authorized agent.

  5.   CORPORATE GOVERNANCE/RETIREE BENEFITS.  On the Effective Date, Debtor's
       -------------------------------------
existing articles of incorporation and bylaws shall remain as currently in effect, except for the inclusion of a prohibition on the issuance of non-voting equity securities. Debtor will continue with the payment of all retiree benefits at existing levels.

  6.   DISPUTED CLAIMS RESERVES.
       ------------------------

       a. If a Disputed Claim is not resolved prior to the Effective Date, the Debtor may file a request: (1) that the Bankruptcy Court determine, by estimating the Claims or otherwise, that an amount less than the amounts of the Disputed Claims is to be used for calculating the amounts to be placed in the Disputed Claims Reserves for certain Disputed Claims or anticipated Disputed Claims pending resolution of such Claims or further Bankruptcy Court order; and
(2) that the Bankruptcy Court confirm that the amount of the Disputed Claim so determined also is to be used for calculations as among Disputed Claims.

       b. From and after the Effective Date, the Debtor may periodically file requests that the Bankruptcy Court confirm, determine, supplement or amend prior determinations of the amounts to be used for calculating the amounts to be placed in the respective Disputed Claims Reserve for Disputed Claims (which determinations may require estimations of certain Claims).

       c. After the Effective Date, Debtor shall be the only Person with authority to object to Claims against Debtor. Any objections to Claims and Interests must be filed with the Court on or before January 1, 1998.

       d.   Notwithstanding all references to Allowed Claims in this Amended
            ----------------------------------------------------------------
Plan, in undertaking the calculations concerning Allowed Claims or
----
Administrative Claims under this Amended Plan in connection with the determination of the amount of Distributions due to the Holders of Allowed Claims and Administrative Claims, each Disputed Claim (or anticipated Claim which, if and when filed, will become a Disputed Claim) will be treated as if it were an Allowed Claim or Allowed Administrative Claim, unless the Bankruptcy Court has previously estimated the Claim at a lower amount.

       e. The Debtor will establish (i) an Administrative and Priority Claims Reserve for Disputed Priority Tax Claims and projected or actual Administrative Claims which have not been Allowed by the Bankruptcy Court and (ii) a Disputed Claims Reserve for any Claims which Debtor disputes but which have not been Allowed by the Bankruptcy Court. Inasmuch as Class 4 Damage Claims are covered by the Policies, no reserves will be established for Disputed Class 4 Claims. The Distributions due in respect of Administrative Claims and Disputed Claims based on the calculations required by this Amended Plan will be reserved for the Holders of Disputed and Administrative Claims and deposited in the appropriate Disputed Claims Reserve or the Administrative and Priority Claims Reserve respectively.

       f. After an objection to a Disputed Claim is withdrawn or determined by Final Order, the Distributions due on account of any Claim will be paid by the appropriate Person hereunder. Such Distribution will be made no later than the time provided in this Amended Plan of the next payment for Claims or Administrative Claims of the Class or type of the Claim or Administrative Claim of such Holder and, if there is no such further scheduled time, within forty-five (45) days of the date the Disputed Claim becomes an Allowed Claim or authorized Administrative Claim.

       g. For Disputed Claims which, if Allowed, would have been Claims in Class 3, after an objection to such a Disputed Claim is sustained in whole or in part by a Final Order, any amount held in the Disputed Claims Reserve in respect of the particular Disputed Claim in excess of the Distributions due on account of any resulting Allowed Claim will be held for Pro Rata payment to other members of Class 3, which payment will be made at the time of, and applied against the next scheduled payment for Holders of Class 3 Claims and, if there is no such further scheduled time, within forty-five (45) days of the date the Disputed Claim is resolved.

       h. In the event (i) monies are held by the Debtor in respect of a Disputed Claim, (ii) Debtor's objection to such

Disputed Claim is sustained, and (iii) all other allowed Class 3 Claims have been satisfied in full pursuant to the terms of this Amended Plan, then (iv) the Debtor shall promptly return the monies held in such Disputed Claims Reserve and all other undisbursed funds to the Debtor.

  7.   UNCLAIMED PROPERTY.  Any Cash or other property which is unclaimed for
       ------------------
one hundred eighty (180) days after the Distribution was sent by mail to the last known mailing address of the Person entitled thereto as provided in this Amended Plan will be deemed paid to such entitled Person, for the purpose of determining that Person's rights. Any Person that does not claim its Distribution within one hundred eighty (180) days will receive no future distribution under the plan. Unclaimed Property resulting from a Distribution to the Holder of a Claim in Class 3 will be held by the Debtor for Pro Rata payment to other members of Class 3, which payment will be made at the time of the next scheduled payment for Class 3 Claims and, if there is no such further scheduled time, within forty-five (45) days of the date of the Distribution or payment.

  8.   DE MINIMIS DISTRIBUTIONS/RETURN OF UNDISTRIBUTED FUNDS.  Notwithstanding
       ------------------------------------------------------   ---------------
anything to the contrary contained in this Amended Plan, the Debtor need not
-------------------------------------------------------
disburse Cash to the Holder of an Allowed Claim if the amount of Cash otherwise due is less than Five Dollars ($5.00). Cash not so distributed may be reserved for the Claim Holder until in excess of Five Dollars ($5.00) is owed such Claim Holder. When and if the Debtor determines in good faith that nothing more is due hereunder to the Holders of Class 3 Claims, then such undisbursed funds will be promptly returned by the Debtor to the Debtor's general accounts.

B.   SERVICES BY AND FEES FOR PROFESSIONALS.
     --------------------------------------

     1.  SERVICES BY PROFESSIONALS AND CERTAIN PARTIES AFTER THE EFFECTIVE DATE.
         ----------------------------------------------------------------------

         The Debtor retained professionals who provided services and incurred expenses during the Bankruptcy Case. After the Effective Date, the professionals retained by the Debtor may be among the Persons assisting in the effectuation of this Amended Plan.

     2.  FEES FOR PROFESSIONALS.
         ----------------------

         a.   PRIOR TO THE EFFECTIVE DATE.
              ---------------------------
              (1) GENERALLY.  Fees and expenses for the professionals retained
                  ---------
by the Committee or the Debtor for services rendered and costs incurred after the Petition Date and prior to the Effective Date, will be fixed by the Bankruptcy Court after notice and a hearing and such fees and expenses will be paid (less deductions for any and all amounts thereof already paid to such Persons) after approval by the Bankruptcy Court to the extent so approved and as provided in this Amended Plan.

         b.   FROM THE EFFECTIVE DATE.  Fees owing for services rendered and
              -----------------------
cost incurred and owing on and after the Effective Date by the professionals retained by the Debtor will be paid by the Debtor from the funds held by the Debtor twenty (20) days after submission of a bill therefor to the Debtor, if there is no objection within such time. If there is such an objection, the fees and expenses will be fixed by the Bankruptcy Court after notice and a hearing. The Bankruptcy Court will retain jurisdiction until the Case is closed, to determine disputed post-Effective Date fees of professionals.

C.     LITIGATION.
       ----------

       1. The Debtor may commence or advance any Litigation following the Effective Date.

       2. Except as otherwise set forth in this Amended Plan, the Debtor may, but will not be required to, set off against any Claim and the Distributions to be made pursuant to this Amended Plan in respect of such Claim, any Litigation it may have against the Holder of the Claim, but neither the failure to do so nor the allowance of any Claim hereunder will constitute a waiver or release of any such Litigation, setoff or recoupment which the Debtor may have against such Holder.

       3. Unless threatened or pending Litigation against a Creditor or other Person is expressly waived, relinquished, released, compromised or settled in this Amended Plan or in a Final Order, all rights with respect to such Litigation are reserved and the Debtor may pursue such Litigation.

D.   DISSOLUTION OF THE COMMITTEE.
     ----------------------------
     The Committee will be automatically dissolved and the members so released and discharged upon the Effective Date.

E.   TRANSFER OF ASSIGNED PROPERTIES.
     -------------------------------
     As soon as practicable on or following the Effective Date, Debtor shall deed the Assigned Properties to Sizzler Real Property USA, Inc., a Delaware corporation.

                                  ARTICLE VII

                                  MODIFICATION
                                  ------------

     Pursuant to the provisions of (S) 1127 of the Bankruptcy Code, the Debtor reserves the right to modify or alter the provisions of this Amended Plan at any time prior or subsequent to Confirmation.

                                  ARTICLE VIII

                             EFFECT OF CONFIRMATION
                             ----------------------

A.   BINDING EFFECT OF CONFIRMATION.
     ------------------------------
     Confirmation will bind the Debtor, all Creditors, Interest Holders and other parties in interest to the provisions of this Amended Plan whether or not the Claim or Interest of such Creditor or Interest Holder is impaired under this Amended Plan and whether or not such Creditor or Interest Holder has accepted this Amended Plan.

B.   VESTING OF ASSETS FREE AND CLEAR OF LIENS, CLAIMS AND INTERESTS.
     ---------------------------------------------------------------
     Except as otherwise provided in this Amended Plan or in the Confirmation Order, upon the Effective Date, title to all Assets and property of the Debtor, and all property of the Estate, including, pursuant to (S) 1123(b)(3)(b) of the Bankruptcy Code, each and every claim, demand or cause of action which the Debtor had or had power to assert immediately prior to Confirmation, will revest in the Debtor, free and clear of all liens, Claims and Interests of Holders of Claims and Interests. Thereafter, the Debtor will hold these assets without further jurisdiction, restriction or supervision of the Bankruptcy Court.

C.   NO LIMITATIONS ON EFFECT OF CONFIRMATION.
     ----------------------------------------
     Nothing contained in this Article VIII will limit the effect of Confirmation as described in (S) 1141 of the Bankruptcy Code.

D.   CONTINUATION OF ADR.
     -------------------
     Notwithstanding Confirmation, the Holder of any Damage Claim that is unliquidated in amount must first exhaust the remedies in the ADR before making a request, from this Court, to pursue its Claim in an appropriate non-bankruptcy forum.

E.   DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS.
     ------------------------------------------------
     The rights afforded under the Amended Plan and the treatment of Claims under the Amended Plan will be in exchange for and in complete satisfaction, discharge, and release of all Claims. Confirmation of the Amended Plan shall discharge Debtor from all Claims that arose before the Confirmation Date and all Claims of all kinds specified in (S)(S) 502(g), (h) and (i) of the Bankruptcy Code, whether or not a proof of Claim is filed or deemed filed, or the Holder of such Claim based on such debt has accepted the Amended Plan.

F.   JUDICIAL DETERMINATION OF DISCHARGE.
     -----------------------------------
     As of the Confirmation Date, except as provided in the Amended Plan, all Persons shall be precluded from asserting against Debtor any other or further Claims, debts, rights, causes of action, liabilities, or equity interests based on any act, omission, transaction or other activity of any kind or nature that occurred before the Confirmation Date, and the Confirmation Order shall be a judicial determination of discharge of all Claims against Debtor pursuant to
(S)(S) 524 and 1141 of the Bankruptcy Code, and shall void any judgment obtained or entered against Debtor at any time, to the extent the judgment relates to discharged Claims.

G.   INJUNCTION.
     ----------
     As of the Confirmation Date, all Persons that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security Holder that is terminated pursuant to the Amended Plan are permanently enjoined from taking any of the following actions on account of such discharged Claims, debts, or liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against Debtor or its property, (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree, or other against Debtor or its property, (c) creating, perfecting or enforcing any lien or encumbrance against Debtor or its property, (d) asserting a right of subrogation or recoupment of any kind against any debt, liability or obligation due to Debtor or its property, and (e) commencing or continuing any action that does not comply with or is inconsistent with the provisions of the Amended Plan.

                                   ARTICLE IX

                             SUCCESSORS AND ASSIGNS
                             ----------------------
     This Amended Plan and the provisions hereof will be binding upon the Debtor and its successors and assigns.

                                   ARTICLE X

                           RETENTION OF JURISDICTION
                           -------------------------
     Notwithstanding Confirmation, the Bankruptcy Court will retain jurisdiction for all of the following purposes plus such other purposes as may be provided by the Bankruptcy Code:

     1.   The determination of the allowability and amount of Claims;

     2. The determination of requests for payment of Claims entitled to priority under (S) 507(a)(1) of the Bankruptcy Code;

     3. The resolution of any disputes regarding the interpretation, enforcement, breach, performance and/or a default under this Amended Plan;

     4. The implementation, execution or consummation of the provisions of this Amended Plan (and any dispute with regard thereto) and entry of orders in aid of consummation or enforcement of this Amended Plan, including without limitation, appropriate orders to effect the provisions of this Amended Plan and to protect the Debtor from Creditors' actions;

     5. The modification of this Amended Plan pursuant to (S) 1127 of the Bankruptcy Code;

     6. The adjudication of any cause of action or claim for relief, including Avoidance Actions, brought by the Debtor, or on the Debtor's behalf, as appropriate;

     7. The consideration of requests by Holders of Damage Claims to liquidate their Claims in an appropriate non-bankruptcy forum in the event that such Holders of Damage Claims cannot resolve their Claims through the ADR;

     8.   The implementation of the ADR;

     9. The sale of property by the Debtor free and clear of liens, security interests or interests of others pursuant to Bankruptcy Code (S) 363; and

     10.  The entry of a final decree closing this Chapter 11 Case.

                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

A.   GOOD FAITH.
     ----------
     Confirmation of the Plan shall constitute a finding that: (i) this Plan has been proposed in good faith and in compliance with applicable provisions of the Bankruptcy Code; and (ii) the solicitation of acceptances or rejections of this Plan by all Persons and the offer, issuance, sale, or purchase, of a security offered or sold under the Plan has been in good faith and in compliance with applicable provisions of the Bankruptcy Code. Accordingly, on the Effective Date each of the officers and directors of the Debtor, and the members of the Committee and each of their respective advisors and attorneys, effective as of the Effective Date, will be deemed exculpated by Holders of Claims against and Interests in the Debtor and other parties in interest to the Case, from any and all claims, causes of action and other assertions of liability (including, without limitation, breach of fiduciary duty), arising out of or related to the Debtor, the Case or the exercise by such entities of their functions as members of or advisors to or attorneys for any such individuals or committee or otherwise under applicable law, in connection with or related to the Case and the formulation, negotiation, preparation, dissemination, Confirmation and consummation of this Plan and any agreement, instrument or other document issued hereunder or related hereto.

B.   SEVERABILITY.
     ------------
     Should the Bankruptcy Court determine, prior to the Confirmation Date, that any provision of the Amended Plan is

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

illegal as written or as applied to any Claim or Interest, as the case may be, such provision shall be either unenforceable generally or as applied to such Claim or Interest. A determination of unenforceability shall in no respect limit or affect the enforceability and operative effect of any other provision of the plan or of that provision as applied to other Claims or Interests.

C.   WITHDRAWAL OR REVOCATION OF THE AMENDED PLAN.
     --------------------------------------------
     Debtor reserves the right to revoke or withdraw the Amended Plan prior to the Confirmation Date. If Debtor should revoke or withdraw the Amended Plan, then the Amended Plan shall be null and void, and nothing contained in the Amended Plan shall constitute a waiver or release of any Claims by or against, or any Interests in Debtor, or prejudice in any manner the rights of Debtor.

D.   HEADINGS.
     --------
     The heading of the Articles and sections of the Amended Plan are for convenience only and shall in no way affect the interpretation of its provisions.

E.   SUCCESSORS AND ASSIGNS.
     ----------------------
     The rights, benefits and obligations of any Person referred to in the Amended Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and assigns of such Persons.

F.   STATUTORY FEES.
     --------------
     All fees payable pursuant to 28 U.S.C. (S) 1930 shall be paid by the Debtor on or before the Effective Date; except that fees, if any, incurred pursuant to 28 U.S.C. (S) 1930(a)(6) shall be paid quarterly until the Case is dismissed, converted or closed.

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

                                  ARTICLE XII

                              CONFIRMATION REQUEST
                              --------------------

     The Debtor hereby requests that the Bankruptcy Court confirm this Amended Plan pursuant to (S) 1129(a) of the Bankruptcy Code, and, if necessary, pursuant to (S) 1129(b) of the Bankruptcy Code.

Dated: May 29, 1997           COLLINS PROPERTIES, INC.,
                              a Delaware corporation


                              By: /s/ Christopher Thomas
                                  ----------------------
                                    CHRISTOPHER THOMAS
                                    President and Chief
                                    Financial Officer

PRESENTED BY:

PACHULSKI, STANG, ZIEHL & YOUNG, P.C.



By: /s/ BRAD R. GODSHALL
    ------------------------
     BRAD R. GODSHALL,
     Attorneys for Debtor and
     Debtor in Possession

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